Exhibit 4.10
Registration Rights Agreement
     This REGISTRATION RIGHTS AGREEMENT dated April 12, 2006 (the “Agreement”) is entered into by and among AutoNation, Inc., a Delaware corporation (the “Company”), the guarantors listed in Schedule 1 hereto (the “Guarantors”), and J.P. Morgan Securities Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several initial purchasers listed on Schedule 2 hereto (the “Initial Purchasers”).
     The Company, the Guarantors and the Initial Purchasers are parties to the Purchase Agreement dated April 5, 2006 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of $300,000,000 principal amount of its Floating Rate Senior Notes Due 2013 and $300,000,000 7% Senior Notes Due 2014 (collectively, the “Securities”) which will be guaranteed on an unsecured senior basis by each of the Guarantors. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.
     In consideration of the foregoing, the parties hereto agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
     “Additional Guarantor” shall mean any subsidiary of the Company that executes a Subsidiary Guarantee under the Indenture after the date of this Agreement.
     “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
     “Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.
     “Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

     “Exchange Offer” shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.
     “Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.
     “Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “Exchange Securities” shall mean senior notes issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical to the respective Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of respective Securities in exchange for such Securities pursuant to the Exchange Offer.
     “Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities.
     “Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor’s successors and any Additional Guarantors.
     “Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.
     “Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.
     “Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.
     “Indenture” shall mean the Indenture relating to the Securities dated as of April 12, 2006 among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee, and as the same may be amended from time to time in accordance with the terms thereof.
     “Initial Purchasers” shall have the meaning set forth in the preamble.
     “Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.
     “Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

     “Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to the consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.
     “Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.
     “Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     “Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble.
     “Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) when such Securities are sold pursuant to Rule 144 under circumstances in which any legend borne by such Securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or (iv) when such Securities cease to be outstanding.
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of not more than one counsel for any Underwriters or Holders (whose counsel shall be selected by the Majority Holders of the Registrable Securities contained in the applicable Registration Statement) in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding any and all fees and expenses of advisors or counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.
     “Registration Statement” shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Securities” shall have the meaning set forth in the preamble.
     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
     “Shelf Additional Interest Date” shall have the meaning set forth in Section 2(d) hereof.
     “Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.
     “Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority of the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “Shelf Request” shall have the meaning set forth in Section 2(b) hereof.
     “Subsidiary Guarantees” shall mean the guarantees of the Securities and Exchange Securities by the Guarantors under the Indenture.
     “Staff” shall mean the staff of the SEC.
     “Target Registration Date” shall have the meaning set forth in Section 2(d) hereof.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.
     “Trustee” shall mean the trustee with respect to the Securities under the Indenture.
     “Underwriter” shall have the meaning set forth in Section 3(e) hereof.
     “Underwritten Offering” shall mean an offering in which Registrable Securities are sold to one or more Underwriters for reoffering to the public.
     2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantors shall use their commercially reasonable efforts to (i) cause to be filed with the SEC an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (ii) to the extent necessary to ensure that the Prospectus contained in any Exchange Offer Registration Statement is available for sales of Registrable Securities by any Participating Broker-Dealers, have such Registration Statement remain effective until 180 days after the last Exchange Date for use by one or more Participating Broker-Dealers. The Company and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their commercially reasonable efforts to complete the Exchange Offer not later than 30 Business Days after such effective date.
     The Company and the Guarantors shall commence the Exchange Offer by causing the mailing of the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:
(i)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)	the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)	that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)	that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.
     As a condition to participating in the Exchange Offer, a Holder will be required to represent in writing to the Company and the Guarantors prior to the consummation of the Exchange Offer (which representation may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or any Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus

(or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.
     As soon as practicable after the last Exchange Date, the Company and the Guarantors shall use their commercially reasonable efforts to:
(i)	accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)	deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities validly tendered by such Holder and accepted for exchange pursuant to the Exchange Offer.
     The Company and the Guarantors shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.
     (b) In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer Registration Statement is not declared effective by the SEC by the date that is 240 days after the Closing Date, (iii) the Exchange Offer is not for any other reason completed by the date that is 270 days after the Closing Date or (iv) any Initial Purchaser shall so request in writing (a “Shelf Request”) representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Company and the Guarantors shall use their commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective.
     In the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iv) of the preceding sentence, the Company and the Guarantors shall use their commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

     The Company and the Guarantors agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) (or any similar rule then in force, but not Rule 144A) under the Securities Act with respect to the Registrable Securities or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the “Shelf Effectiveness Period”). The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment as promptly as practicable after its being used or filed with the SEC.
     (c) The Company and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
     (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.
     In the event that either (i) the Exchange Offer Registration Statement is not declared effective by the SEC by the date that is 240 days after Closing Date (the “Effectiveness Target Date”) or (ii) the Exchange Offer is not completed or the Shelf Registration Statement, if required pursuant to Section 2(b)(i), 2(b)(ii) or 2(b)(iii) hereof, has not become effective by the date that is 270 days after the Closing Date (the “Target Registration Date”), the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period from and including the Effectiveness Target Date, or the Target Registration Date, as the case may be, and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, until the Exchange Offer Registration Statement is declared effective, in the case of a failure to meet the Effectiveness Target Date, or until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, becomes effective or the Securities become freely tradable under the Securities Act, in the case of a failure to meet the Target Registration Date, up to a maximum increase of 1.00% per annum.
     In the event that the Company receives a Shelf Request pursuant to Section 2(b)(iv), and (i) the Shelf Registration Statement required to be filed thereby has not become effective by the later of the date (x) 240 days after the Closing Date or (y) 90 days after delivery of such Shelf Request or (ii) use of such Shelf Registration Statement is suspended pursuant to Section 3(a)(vi) for a period exceeding 60 days, (such later date, the “Shelf Additional Interest Date”), then the interest rate on the Registrable Securities will be increased by (A) 0.25% per annum for the first 90-day period payable commencing from one day after the Shelf Additional Interest Date and (B) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Shelf Registration Statement becomes effective, the suspension is lifted or the Securities become freely tradable under the Securities Act, up to a maximum increase of 1.00% per annum. Any additional interest accrued for any period shall be payable at the relevant interest payment date for such period under the terms of the respective Securities and the Indenture.
     If the Shelf Registration Statement, if required hereby, has become effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum)commencing on the 31st day in such 12-month period and ending on such date that the Shelf Registration Statement has again become effective or the Prospectus again becomes usable.
     (e) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.
     3. Registration Procedures. (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall as soon as practicable:
     (i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and the Guarantors, (y) shall, in the case of a Shelf Registration, be available for the sale of the

Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;
     (ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;
     (iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the Guarantors with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;
     (iv) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, (if any Registrable Securities held by an Initial Purchaser are included in such Shelf Registration), to not more than one counsel for all such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company and the Guarantors consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;
     (v) use their commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither the Company nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;
     (vi) if the Initial Purchasers hold any Registrable Securities, notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Shelf Registration Statement is effective that makes any statement made in such Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Shelf Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading, (6) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate and (7) of any occurrence or existence of any corporate development that, in the reasonable judgment of the Company or any Guarantor, would have a material adverse effect on the business or operations of the Company and its subsidiaries, taken as a whole; provided, however, that in the case of a Shelf Registration, upon the occurrence of any event of the kind described in this Section 3(a)(vi)(3), (5), (6) or (7), the Company and the Guarantors shall be entitled to suspend their obligation to file any amendment to the Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in the Shelf Registration Statement, make any other filing with the SEC, cause the Shelf Registration Statement or other filing with the SEC to remain effective or take any similar action (collectively, “Registration Actions”). Upon the termination of such condition, the Company shall give prompt notice thereof to the Holders and shall as promptly as practicable proceed with all Registration Actions that were suspended pursuant to this paragraph;

     (vii) use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by promptly filing an amendment to such Shelf Registration Statement on the proper form, and provide notice promptly to each Holder of the withdrawal of any such order or such resolution;
     (viii) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);
     (ix) in the case of a Shelf Registration, cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Holders may reasonably request at least three Business Days prior to the closing of any sale of Registrable Securities;
     (x) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Holders of Registrable Securities to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company and the Guarantors have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;
     (xi) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (if an Initial Purchaser holds any Registrable Securities) (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities and their counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (if an Initial Purchaser holds any Registrable Securities) (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) available for discussion of such document; and the Company and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and their counsel (if an Initial Purchaser holds any Registrable Securities) (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (if an Initial Purchaser holds any Registrable Securities) (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) shall object;
     (xii) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;
     (xiii) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;
     (xiv) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of a majority of the outstanding aggregate principal amount of the Registrable Securities to be included in such Shelf Registration (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority of the Holders of Registrable Securities to be included in such Shelf Registration and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant to conduct reasonable investigation within the meaning of Section 11 of the Securities Act in connection with a Shelf Registration Statement; provided that the foregoing investigation and information gathering shall be coordinated by not more than one counsel designated by and on behalf of such parties; and provided further that if any such information is identified by the Company or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter);
     (xv) in the case of a Shelf Registration, use their commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company or any Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;
     (xvi) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment promptly after the Company has received notification of the matters to be so included in such filing;
     (xvii) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when required by the applicable underwriting agreement, (2) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to such Underwriters and their counsel) addressed to each Underwriter of Registrable Securities, in customary form subject to customary limitations, assumptions and exclusions and covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the

Company and the Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in the applicable underwriting agreement; and
     (xviii) so long as any Registrable Securities remain outstanding, cause each Additional Guarantor upon the creation or acquisition by the Company of such Additional Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart to the Initial Purchasers no later than five Business Days following the execution thereof.
     (b) In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing. The Company and the Guarantors shall be entitled to refuse to include for registration the Registrable Securities held by any Holder who fails to comply with such request and provide the requested information to the extent such information is required by applicable law to be included in the Shelf Registration Statement, and such Holder shall not be entitled to the benefits of any provision of this Agreement.
     (c) In the case of a Shelf Registration Statement, each Holder of Registrable Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in Section 3(a)(vi)(3),(5), (6) or (7) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.
     (d) If the Company and the Guarantors shall give any notice pursuant to Section 3(a)(vi) hereof to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement, the Company and the Guarantors shall extend the period during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions. The Company and the Guarantors may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 30 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.

     (e) The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering. Such Holders shall be responsible for all underwriting commissions and discounts in connection therewith. No Holder of Registrable Securities may participate in any Underwritten Offering unless such Holder (i) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
     4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.
     The Company and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.
     (b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree to use their commercially reasonable efforts to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period ending on the earlier of (i) 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) of this Agreement), (ii) the date when all Registrable Securities covered by such registration statement have been sold pursuant thereto and (iii) the date on which a Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, if requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4. The Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4.
     (c) The Initial Purchasers shall have no liability to the Company, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) above.
     5. Indemnification and Contribution. (a) The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless (i) each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Holder furnished to the Company in writing through JPMorgan or any selling Holder, respectively, expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantors, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.
     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers and the other selling Holders, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantors, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by or on behalf of such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.
     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc., (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) the Indemnified Person shall have given at least 30 days prior written notice of its intention to settle. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person other than by reason of its terms or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.
     (f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
     (g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the Guarantors or the officers or directors of or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.
     6. General.
     (a) No Inconsistent Agreements. The Company and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii) neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.
     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company and the Guarantors, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.
     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.
     (e) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.
     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.
     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (i) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AUTONATION, INC.
By:	/s/ Craig T. Monaghan
	Name:	Craig T. Monaghan
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS
By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

Confirmed and accepted as of the date first above written:
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
WACHOVIA CAPITAL MARKETS, LLC
By: J.P. MORGAN SECURITIES INC.
For itself and on behalf of the
several Initial Purchasers

By:	/s/ James McHale
Authorized Signatory

Schedule 1
GUARANTORS

1.	7 Rod Real Estate North, a Limited Liability Company
2.	7 Rod Real Estate South, a Limited Liability Company
3.	Abraham Chevrolet-Miami, Inc.
4.	Abraham Chevrolet-Tampa, Inc.
5.	ACER Fiduciary, Inc.
6.	Al Maroone Ford, LLC
7.	Albert Berry Motors, Inc.
8.	Allison Bavarian
9.	All-State Rent A Car, Inc.
10.	American Way Motors, Inc.
11.	AN Cadillac of WPB, LLC
12.	AN California Region Management, LLC
13.	AN Chevrolet — Arrowhead, Inc.
14.	AN Chevrolet of Phoenix, LLC
15.	AN CJ Valencia, Inc.
16.	AN Corpus Christi GP, LLC
17.	AN Corpus Christi Imports Adv. GP, LLC
18.	AN Corpus Christi Imports Adv., LP
19.	AN Corpus Christi Imports GP, LLC
20.	AN Corpus Christi Imports II GP, LLC
21.	AN Corpus Christi Chevrolet, LP
22.	AN Corpus Christi Imports II, LP
23.	AN Corpus Christi Imports, LP
24.	AN Corpus Christi T. Imports GP, LLC
25.	AN Corpus Christi T. Imports, LP
26.	AN County Line Ford, Inc.
27.	AN Dealership Holding Corp.
28.	AN East Central Region Management, LLC
29.	AN Florida Region Management, LLC
30.	AN Fremont Luxury Imports, Inc.
31.	AN Imports of Henderson, LLC
32.	AN Imports of Lithia Springs, LLC
33.	AN Imports of Reno, LLC
34.	AN Imports on Weston Road, Inc.
35.	AN Luxury Imports GP, LLC
36.	AN Luxury Imports of Pembroke Pines, Inc.
37.	AN Luxury Imports of Sarasota, Inc.
38.	AN Luxury Imports, Ltd.
39.	AN Motors of Delray Beach, Inc.
40.	AN Motors of Scottsdale, LLC
41.	AN Pontiac GMC Houston North GP, LLC
42.	AN Pontiac GMC Houston North, LP
43.	AN Texas Region Management, Ltd.
44.	AN West Central Region Management, LLC
45.	AN/CF Acquisition Corp.

46.	AN/FMK Acquisition Corp.
47.	AN/GMF, Inc.
48.	AN/MF Acquisition Corp.
49.	AN/MNI Acquisition Corp.
50.	AN/PF Acquisition Corp.
51.	AN/STD Acquisition Corp.
52.	Anderson Chevrolet
53.	Anderson Chevrolet Los Gatos, Inc.
54.	Anderson Cupertino, Inc.
55.	Appleway Chevrolet, Inc.
56.	Atrium Restaurants, Inc.
57.	Auto Ad Agency, Inc.
58.	Auto Car, Inc.
59.	Auto Holding Corp.
60.	Auto Mission, Ltd.
61.	Auto West, Inc.
62.	Autohaus Holdings, Inc.
63.	AutoNation Benefits Company, Inc.
64.	AutoNation Corporate Management, LLC
65.	AutoNation Dodge of Pembroke Pines, Inc.
66.	AutoNation Enterprises Incorporated
67.	AutoNation Financial Services Corp.
68.	AutoNation Fort Worth Motors, Ltd.
69.	AutoNation GM GP, LLC
70.	AutoNation Holding Corp.
71.	AutoNation Imports of Katy GP, LLC
72.	AutoNation Imports of Katy, L.P.
73.	AutoNation Imports of Lithia Springs, Inc.
74.	AutoNation Imports of Longwood, Inc.
75.	AutoNation Imports of Palm Beach, Inc.
76.	AutoNation Imports of Winter Park, Inc.
77.	AutoNation Motors Holding Corp.
78.	AutoNation Motors of Lithia Springs, Inc.
79.	AutoNation North Texas Management GP, LLC
80.	AutoNation Northwest Management, LLC
81.	AutoNation Orlando Venture Holdings, Inc.
82.	AutoNation Realty Corporation
83.	AutoNation USA of Perrine, Inc.
84.	AutoNation V. Imports of Delray Beach, LLC
85.	AutoNation Vermont, Inc.
86.	AutoNationDirect.com, Inc.
87.	Bankston Auto, Inc.
88.	Bankston Chrysler Jeep of Frisco, L.P.
89.	Bankston CJ GP, LLC
90.	Bankston Ford of Frisco, Ltd. Co.
91.	Bankston Nissan in Irving, Inc.
92.	Bankston Nissan Lewisville GP, LLC
93.	Bankston Nissan Lewisville, Ltd.
94.	Bargain Rent-A-Car
95.	Batfish, LLC

2

96.	BBCSS, Inc.
97.	Beach City Chevrolet Company, Inc.
98.	Beacon Motors, Inc.
99.	Bell Dodge, L.L.C.
100.	Bengal Motor Company, Ltd.
101.	Bengal Motors, Inc.
102.	Bill Ayares Chevrolet, LLC
103.	Bledsoe Dodge, LLC
104.	Bob Townsend Ford, Inc.
105.	Body Shop Holding Corp.
106.	BOSC Automotive Realty, Inc.
107.	Brown & Brown Chevrolet — Superstition Springs, LLC
108.	Brown & Brown Chevrolet, Inc.
109.	Brown & Brown Nissan Mesa, L.L.C.
110.	Brown & Brown Nissan, Inc.
111.	Buick Mart Limited Partnership
112.	Bull Motors, LLC
113.	C. Garrett, Inc.
114.	Carlisle Motors, LLC
115.	Carwell, LLC
116.	Cerritos Body Works, Inc.
117.	Cerritos Imports, Inc.
118.	Champion Chevrolet, LLC
119.	Champion Ford, Inc.
120.	Charlie Hillard, Inc.
121.	Charlie Thomas Chevrolet GP, LLC
122.	Charlie Thomas Chevrolet, Ltd.
123.	Charlie Thomas Chrysler-Plymouth, Inc.
124.	Charlie Thomas’ Courtesy Ford, Ltd.
125.	Charlie Thomas’ Courtesy GP, LLC
126.	Charlie Thomas Courtesy Leasing, Inc.
127.	Charlie Thomas F. GP, LLC
128.	Charlie Thomas Ford, Ltd.
129.	Chesrown Auto, LLC
130.	Chesrown Chevrolet, LLC
131.	Chesrown Collision Center, Inc.
132.	Chesrown Ford, Inc.
133.	Chevrolet World, Inc.
134.	Chuck Clancy Ford of Marietta, LLC
135.	Coastal Cadillac, Inc.
136.	Consumer Car Care Corporation
137.	Contemporary Cars, Inc.
138.	Cook-Whitehead Ford, Inc.
139.	Corporate Properties Holding, Inc.
140.	Costa Mesa Cars, Inc.
141.	Courtesy Auto Group, Inc.
142.	Courtesy Broadway, LLC
143.	Covington Pike Motors, Inc.
144.	CT Intercontinental GP, LLC
145.	CT Intercontinental, Ltd.

3

146.	CT Motors, Inc.
147.	D/L Motor Company
148.	Deal Dodge of Des Plaines, Inc.
149.	Dealership Properties, Inc.
150.	Dealership Realty Corporation
151.	Desert Buick-GMC Trucks, L.L.C.
152.	Desert Chrysler-Plymouth, Inc.
153.	Desert Dodge, Inc.
154.	Desert GMC, L.L.C.
155.	Desert Lincoln-Mercury, Inc.
156.	Dobbs Brothers Buick-Pontiac, Inc.
157.	Dobbs Ford of Memphis, Inc.
158.	Dobbs Ford, Inc.
159.	Dobbs Mobile Bay, Inc.
160.	Dobbs Motors of Arizona, Inc.
161.	Dodge of Bellevue, Inc.
162.	Don Mealey Chevrolet, Inc.
163.	Don Mealey Imports, Inc.
164.	Don-A-Vee Jeep Eagle, Inc.
165.	Downers Grove Dodge, Inc.
166.	Driver’s Mart Worldwide, Inc.
167.	Eastgate Ford, Inc.
168.	Ed Mullinax Ford, LLC
169.	Edgren Motor Company, Inc.
170.	El Monte Imports, Inc.
171.	El Monte Motors, Inc.
172.	Elmhurst Auto Mall, Inc.
173.	Emich Chrysler Plymouth, LLC
174.	Emich Dodge, LLC
175.	Emich Oldsmobile, LLC
176.	Emich Subaru West, LLC
177.	Empire Services Agency, Inc.
178.	Financial Services GP, LLC
179.	Financial Services, Ltd
180.	First Team Automotive Corp.
181.	First Team Ford of Manatee, Ltd.
182.	First Team Ford, Ltd
183.	First Team Imports, Ltd.
184.	First Team Jeep Eagle, Chrysler-Plymouth, Ltd.
185.	First Team Management, Inc.
186.	First Team Premier, Ltd.
187.	Fit Kit, Inc.
188.	Florida Auto Corp.
189.	Ford of Garden Grove Limited Partnership
190.	Ford of Kirkland, Inc.
191.	Fox Chevrolet, LLC
192.	Fox Imports, LLC
193.	Fox Motors, LLC
194.	Fred Oakley Motors, Inc.
195.	Ft. Lauderdale Nissan, Inc.

4

196.	G.B. Import Sales & Service, LLC
197.	Gene Evans Ford, LLC
198.	George Sutherlin Nissan, LLC
199.	Government Blvd. Motors, Inc.
200.	Gulf Management, Inc.
201.	Hayward Dodge, Inc.
202.	Hillard Auto Group, Inc.
203.	Hollywood Imports Limited, Inc.
204.	Hollywood Kia, Inc.
205.	Horizon Chevrolet, Inc.
206.	House of Imports, Inc.
207.	Houston Auto M. Imports Greenway, Ltd.
208.	Houston Auto M. Imports North, Ltd.
209.	Houston Imports Greenway GP, LLC
210.	Houston Imports North GP, LLC
211.	Hub Motor Company, LLC
212.	Irvine Imports, Inc.
213.	Irvine Toyota/Nissan/Volvo Limited Partnership
214.	Jemautco, Inc.
215.	Jerry Gleason Chevrolet, Inc.
216.	Jerry Gleason Dodge, Inc.
217.	Jim Quinlan Chevrolet Co.
218.	Jim Quinlan Ford Lincoln-Mercury, Inc.
219.	Joe MacPherson Ford
220.	Joe MacPherson Imports No. I
221.	Joe MacPherson Infiniti
222.	Joe MacPherson Oldsmobile
223.	John M. Lance Ford, LLC
224.	J-R Advertising Company
225.	J-R Motors Company North
226.	J-R Motors Company South
227.	JRJ Investments, Inc.
228.	J-R-M Motors Company Northwest LLC
229.	Kenyon Dodge, Inc.
230.	King’s Crown Ford, Inc.
231.	Kirkland Pontiac-Buick-GMC, Inc.
232.	L.P. Evans Motors WPB, Inc.
233.	L.P. Evans Motors, Inc.
234.	Lance Children, Inc.
235.	Leesburg Imports, LLC
236.	Leesburg Motors, LLC
237.	Les Marks Chevrolet, Inc.
238.	Lew Webb’s Ford, Inc.
239.	Lew Webb’s Irvine Nissan, Inc.
240.	Lewisville Imports GP, LLC
241.	Lewisville Imports, Ltd.
242.	Lexus of Cerritos Limited Partnership
243.	Lot 4 Real Estate Holdings, LLC
244.	MacHoward Leasing
245.	MacPherson Enterprises, Inc.

5

246.	Magic Acquisition Corp.
247.	Marks Family Dealerships, Inc.
248.	Marks Transport, Inc.
249.	Maroone Chevrolet Ft. Lauderdale, Inc.
250.	Maroone Chevrolet, LLC
251.	Maroone Dodge, LLC
252.	Maroone Ford, LLC
253.	Maroone Management Services, Inc
254.	Maroone Oldsmobile, LLC
255.	MC/RII, LLC
256.	Mealey Holdings, Inc.
257.	Mechanical Warranty Protection, Inc.
258.	Metro Chrysler Jeep, Inc.
259.	Midway Chevrolet, Inc.
260.	Mike Hall Chevrolet, Inc.
261.	Mike Shad Chrysler Plymouth Jeep Eagle, Inc.
262.	Mike Shad Ford, Inc.
263.	Miller-Sutherlin Automotive, LLC
264.	Mission Blvd. Motors, Inc.
265.	Mr. Wheels, Inc.
266.	Mullinax East, LLC
267.	Mullinax Ford North Canton, Inc.
268.	Mullinax Ford South, Inc.
269.	Mullinax Lincoln-Mercury, Inc.
270.	Mullinax of Mayfield, LLC
271.	Mullinax Used Cars, Inc.
272.	Naperville Imports, Inc.
273.	Newport Beach Cars, LLC
274.	Nichols Ford, Ltd.
275.	Nichols GP, LLC
276.	Nissan of Brandon, Inc.
277.	Northpoint Chevrolet, Inc.
278.	Northpoint Ford, Inc.
279.	Northwest Financial Group, Inc.
280.	Ontario Dodge, Inc.
281.	Orange County Automotive Imports, LLC
282.	Payton-Wright Ford Sales, Inc.
283.	Peyton Cramer Automotive
284.	Peyton Cramer Ford
285.	Peyton Cramer Infiniti
286.	Peyton Cramer Jaguar
287.	Peyton Cramer Lincoln-Mercury
288.	Pierce Automotive Corporation
289.	Pierce, LLC
290.	Pitre Buick-Pontiac-GMC of Scottsdale, Inc.
291.	Pitre Chrysler-Plymouth-Jeep of Bell, Inc.
292.	Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.
293.	Pitre Isuzu-Subaru-Hyundai of Scottsdale, Inc.
294.	Plains Chevrolet GP, LLC
295.	Plains Chevrolet, Ltd.

6

296.	PMWQ, Inc.
297.	PMWQ, Ltd.
298.	Port City Imports, Inc.
299.	Port City Pontiac-GMC Trucks, Inc.
300.	Prime Auto Resources, Inc.
301.	Quality Nissan GP, LLC
302.	Quality Nissan, Ltd.
303.	Quinlan Motors, Inc.
304.	R. Coop Limited
305.	R.L. Buscher II, Inc.
306.	R.L. Buscher III, Inc.
307.	Real Estate Holdings, Inc.
308.	Republic DM Property Acquisition Corp.
309.	Republic Resources Company
310.	Republic Risk Management Services, Inc.
311.	Resources Aviation, Inc.
312.	RI Merger Corp.
313.	RI/ASC Acquisition Corp.
314.	RI/BB Acquisition Corp.
315.	RI/BBNM Acquisition Corp
316.	RI/BRC Real Estate Corp.
317.	RI/DM Acquisition Corp.
318.	RI/Hollywood Nissan Acquisition Corp.
319.	RI/LLC Acquisition Corp.
320.	RI/LLC-2 Acquisition Corp.
321.	RI/PII Acquisition Corp.
322.	RI/RMC Acquisition GP, LLC
323.	RI/RMC Acquisition, Ltd.
324.	RI/RMP Acquisition Corp.
325.	RI/RMT Acquisition GP, LLC
326.	RI/RMT Acquisition, Ltd.
327.	RI/WFI Acquisition Corporation
328.	RKR Motors, Inc.
329.	Rosecrans Investments, LLC
330.	Roseville Motor Corporation
331.	RRM Corporation
332.	RSHC, Inc.
333.	Sahara Imports, Inc.
334.	Sahara Nissan, Inc.
335.	Saul Chevrolet, Inc.
336.	SCM Realty, Inc.
337.	Service Station Holding Corp.
338.	Shamrock Ford, Inc.
339.	Six Jays LLC
340.	SMI Motors, Inc.
341.	Smythe European, Inc.
342.	Southwest Dodge, LLC
343.	Spitfire Properties, Inc.
344.	Star Motors, LLC
345.	Steakley Chevrolet GP, LLC

7

346.	Steakley Chevrolet, Ltd.
347.	Steeplechase Motor Company
348.	Steve Moore Chevrolet Delray, LLC
349.	Steve Moore Chevrolet, LLC
350.	Steve Moore’s Buy-Right Auto Center, Inc.
351.	Steve Rayman Pontiac-Buick-GMC-Truck, LLC
352.	Stevens Creek Motors, Inc.
353.	Sunrise Nissan of Jacksonville, Inc.
354.	Sunrise Nissan of Orange Park, Inc.
355.	Sunset Pontiac-GMC Truck South, Inc.
356.	Sunset Pontiac-GMC, Inc.
357.	Superior Nissan, Inc.
358.	Sutherlin Chrysler-Plymouth Jeep-Eagle, LLC
359.	Sutherlin H. Imports, LLC
360.	Sutherlin Imports, LLC
361.	Sutherlin Nissan, LLC
362.	Sutherlin Town Center, Inc.
363.	Tartan Advertising, Inc.
364.	Tasha Incorporated
365.	Taylor Jeep Eagle, LLC
366.	Team Dodge, Inc.
367.	Terry York Motor Cars, Ltd.
368.	Texan Ford Sales, Ltd.
369.	Texan Ford, Inc.
370.	Texan Sales GP, LLC
371.	Texan Lincoln-Mercury, Inc.
372.	Texas Management Companies LP, LLC
373.	The Consulting Source, Inc.
374.	The Pierce Corporation II, Inc.
375.	Tinley Park A. Imports, Inc.
376.	Tinley Park J. Imports, Inc.
377.	Tinley Park V. Imports, Inc.
378.	Torrance Nissan, LLC
379.	Tousley Ford, Inc.
380.	Town & Country Chrysler Jeep, Inc.
381.	Toyota Cerritos Limited Partnership
382.	Triangle Corporation
383.	T-West Sales & Service, Inc.
384.	Valencia B. Imports, Inc.
385.	Valencia Dodge
386.	Valencia H. Imports, Inc.
387.	Valley Chevrolet, LLC
388.	Vanderbeek Motors, Inc.
389.	Vanderbeek Olds/GMC Truck, Inc.
390.	Village Motors, LLC
391.	Vince Wiese Chevrolet, Inc.
392.	W.O. Bankston Lincoln-Mercury, Inc.
393.	W.O. Bankston Nissan, Inc.
394.	Wallace Dodge, LLC
395.	Wallace Ford, LLC

8

396.	Wallace Lincoln-Mercury, LLC
397.	Wallace Nissan, LLC
398.	Webb Automotive Group, Inc.
399.	West Colton Cars, Inc.
400.	West Side Motors, Inc.
401.	Westgate Chevrolet GP, LLC
402.	Westgate Chevrolet, Ltd
403.	Westmont A. Imports, Inc.
404.	Westmont B. Imports, Inc.
405.	Westmont M. Imports, Inc.
406.	Woody Capital Investment Company II
407.	Woody Capital Investment Company III
408.	Working Man’s Credit Plan, Inc.
409.	York Enterprises South, Inc.

9

Schedule 2
INITIAL PURCHASERS
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Wachovia Capital Markets, LLC
Comerica Securities, Inc.
SunTrust Capital Markets, Inc.
BNP Paribas Securities Corp.
Daiwa Securities America Inc.
Wells Fargo Securities, LLC

Annex A
Counterpart to Registration Rights Agreement
     The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated as of April ___, 2006 by and among the Company, a Delaware corporation, the guarantors party thereto and J.P. Morgan Securities Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives, on behalf of themselves and the other Initial Purchasers) to be bound by the terms and provisions of such Registration Rights Agreement.
     IN WITNESS WHEREOF, the undersigned has executed this counterpart as of ___, 200_.

[NAME]
By:	/s/
NAME:
TITLE: